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EXHIBIT 10.1

                              PREPAYMENT AGREEMENT

THIS PREPAYMENT AGREEMENT ("Agreement") is made this 31st day of March, 2006, by and between SUPERIOR GALLERIES, INC,. a Delaware corporation ("Borrower") and the JOHN WESLEY ENGLISH LIVING TRUST (the "Trust"), with respect to the following facts:

                                 R E C I T A L S

         A. The Trust is the successor to John Wesley English, who made certain loans to the Borrower's predecessor-in-interest. As a result of those loans and the succession by the Trust to the liabilities, obligations and rights of John Wesley English, the Borrower is now indebted to the Trust in the principal amount of $1,900,000, plus interest of $9,682.19 as of March 31, 2006 (the "Indebtedness"). The Borrower is presently obligated to make monthly payments with respect to such Indebtedness, with the entire unpaid balance being due and payable September 1, 2006 (the "Maturity Date").

         B. The parties desire that the entire balance of the Indebtedness be paid in the manner set forth herein, and that in connection therewith the Borrower shall be released from any further obligation with respect to the Indebtedness.

                                A G R E E M E N T

         NOW, THEREFORE, in consideration of the foregoing recitals and the agreements to the parties contained herein, the parties do hereby agree as follows:

1. PAYMENT.

On or before March 31, 2006, Borrower shall:

         (a) Deliver to the Trust rare and collectible coins ("Coins") having a value, determined as set forth below, of One Million Dollars ($1,000,000);

         (b) Deliver to the Trust a certified or cashier's check in the amount of $850,000; and

         (c) Deliver to the Trust a check in the amount of $9,682.19, constituting accrued interest through March 31, 2006.

2. VALUATION OF COINS.

         The Coins shall be valued at their wholesale value as determined by a valuation performed by Mr. Kevin Lipton. Each of the parties agrees to accept the valuation placed on the Coins in this manner.

3. WAIVER AND RELEASE.

         The Trust agrees that effective upon its receipt of the consideration described Section 1 above, the Indebtedness shall be paid in full, and upon such receipt the Trust waives, releases and forever discharges Borrower from any remaining obligations under or liability with respect to the Indebtedness, which shall, accordingly, then be conclusively considered to have been paid in full. The parties agree that the Trust's waiver of Fifty Thousand Dollars ($50,000) of the principal amount of Indebtedness shall be in consideration of the Company's agreement to prepay the Indebtedness at the time and in the manner described herein. Accordingly, the Trust agrees that all security interests it holds in collateral provided by the Borrower with respect to the Indebtedness are terminated, and the Trust authorizes the Borrower to file appropriate termination statements in all jurisdictions in which such security interests are of record. The Trust further agrees that all guarantees with respect to the Indebtedness are terminated as a result of the payments made pursuant to Section 1 above.



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4. MISCELLANEOUS.

         (a) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

         (b) COUNTERPARTS. This Agreement may be executed in two counterparts, which taken together shall be deemed a single instrument. Executed copies of this Agreement may be delivered by facsimile transmission, and delivery by such means shall have the same effect as delivery of the executed original agreement.

         (c) ENTIRE AGREEMENT. This Agreement includes the entire agreement of the parties concerning the subject matter hereof, and supersedes all prior discussions or agreements concerning such subject matter.

         (d) AUTHORIZATION. Each of the parties hereby represents that such party has been fully authorized by all necessary corporate or trust action, as appropriate, in connection with the execution, delivery and performance of this Agreement, and that this Agreement therefore constitutes such party's valid, binding and enforceable agreement.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the dates indicated opposite their names below.

                                             BORROWER:
Dated:  March 31, 2006                       SUPERIOR GALLERIES, INC,
                                             a Delaware corporation


                                             By: /S/ PAUL SONG
                                                 -------------------------------
                                                 Paul Song, Vice President

                                             TRUST:
Dated:  March 31, 2006                       JOHN WESLEY ENGLISH LIVING TRUST


                                             By: /S/ MICHAEL VERNA
                                                 -------------------------------
                                                 Michael Verna, Trustee